EXHIBIT 20.2

                           PLAN AND ARTICLES OF MERGER


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      PLAN AND AGREEMENT OF MERGER  pursuant to the General  Corporation  Law of the State of Florida between GoldenAccess.Com, Inc, a Florida Corporation, ("GAC") and CathTech Group, Inc., a Florida corporation ("CTG").

      WHEREAS, the constituent corporations desire to merge into a single corporation;

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the constituent corporations do hereby prescribe the terms and conditions of their merger and the mode of carrying such merger into effect as follows:

      FIRST:   GAC,  hereby  merges  into  CTG  which  shall  be  the  surviving corporation.

      SECOND: The manner of converting the outstanding shares of the capital stock of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

      1. The common shares of GAC shall be converted into common shares of CTG, to the end that the issued and outstanding common shares of the surviving corporation shall be owned 87.5% by the existing common shareholders of GAC and 12.5% by the existing common shareholders of CTG, their designees and other related parties. Immediately following the merger, there shall be 2,872,500 issued and outstanding common shares.

      2. After the effective date of this Agreement, each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender such certificate to the surviving corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of the stock of the merged corporation to be converted into the stock of the surviving corporation as provided herein may be treated by the surviving corporation as though such surrender and exchange had taken place. After the effective date of this Agreement, each registered owner of any un-certificated shares of common stock of the merged corporation shall have such shares canceled and such registered owner shall be entitled to the number of common shares of the surviving corporation on the basis provided herein.

      THIRD:  The terms and conditions of the merger are as follows:

      1. GAC shall be merged into CTG. CTG is hereby designated as the surviving corporation.

      2. The bylaws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the bylaws of the surviving corporation until they shall be altered, amended or repealed.

      3. The officers and directors of GAC shall be appointed the officers and directors of the surviving corporation to hold office until the next annual meeting of stockholders, whereupon they would be subject to the normal and ordinary election process described in the Bylaws of the surviving corporation and shall have been elected and qualified.



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      4. This merger shall become  effective upon compliance with the filing and other requirements of the laws of the State of Florida relating to the effective date of corporate mergers provided that, for all accounting purposes the effective date of the merger shall be as of 12:00 Midnight Florida time on August 26, 1999.

      5. Upon the merger becoming effective, all property, right, privileges, licenses and assets of every kind of GAC shall be transferred to and vested in CTG.

      6. Upon the merger becoming effective, the name of CathTech Group, Inc., shall be changed to GOLDENACCESS.COM, INC.

      FOURTH: The date of this Agreement is August 26, 1999.

      FIFTH: : The authorized capital stock of GAC, a Florida corporation, is 100,000,000 shares of Common Stock, at zero par value.


      IN WITNESS WHEREOF, the constituent corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed as the respective act, deed and agreement of such corporations as of this 26th day of August, 1999.

GOLDENACCESS.COM, INC.              GOLDENACCESS.COM, INC.
By:                                       Attest By:


-----------------------------------       -----------------------------------
Clifford Pierce, President                                              ,
Secretary


CathTech Group, Inc.                            CathTech Group, Inc.
By:                                       Attest By:


-----------------------------------       -----------------------------------
Alan Rabin, President & CEO                                       , Secretary


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                               ARTICLES OF MERGER

                                       OF

                             GOLDENACCESS.COM, INC.


      The undersigned corporations, pursuant to Section 607.1101-1107 of the Florida Business Corporation Act, hereby execute the following articles of merger:

                                   ARTICLE ONE

      The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized are as follows:

NAME OF CORPORATION                       STATE OF INCORPORATION

GOLDENACCESS.COM, INC.                          Florida
CATHTECH GROUP, INC.                            Florida


                                   ARTICLE TWO

      The laws of the states under which such corporation are organized permit such merger.


                                  ARTICLE THREE

      The name of the surviving corporation shall be GOLDENACCESS.COM, INC. and it shall be governed by the laws of the State of Florida. To effect this name change, the Certificate of Incorporation of CATHTECH GROUP, INC. shall be amended contemporaneously with the effective date of the merger.

                                  ARTICLE FOUR

      The plan of merger is as follows:

      1. GOLDENACCESS.COM, INC., a Florida corporation(AGAC@), shall be merged into CATHTECH GROUP, INC., a Florida corporation(CTG). CTG is hereby designated as the surviving corporation.

      2. The terms and conditions of the proposed merger are:

      (a) The bylaws of the surviving corporation as they shall exist on the effective date of the agreement of merger shall be and remain the bylaws of the surviving corporation until they shall be altered, amended or repealed.

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      (b) The officers  and  directors of GAC shall be appointed as the officers and directors of the surviving corporation to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

      (c) The merger shall become effective upon filing with the Secretary of State of Florida provided that, for all accounting purposes, the effective date of the merger shall be as of 12:00 Midnight Florida time on August 26, 1999.

      (d) Upon the merger becoming effective, all property, rights, privileges, licenses and assets of every kind of GAC shall be transferred to and vested in CTG.

      (e) Upon the merger becoming effective, the name of CTG shall be changed to GAC.

3. The common shares of GAC shall be converted into common shares of CTG, to the end that, immediately following the merger, the issued and outstanding common shares of the surviving corporation shall be owned 87.5% by the existing common shareholders of GAC, and 12.5% by the existing common shareholders of CTG, their designees and other related parties. Immediately following the merger, there shall be two million eight hundred seventy two thousand five hundred (2,872,500) issued and outstanding Common Shares.

                                  ARTICLE FIVE

      As to each corporation, the shareholders of which were required to vote for approval, the number of shares outstanding, the number of shares entitled to vote and the number and designation of shares of any class entitled to vote as a class are:

NAME OF CORPORATION:                      CATHTECH GROUP, INC.

TOTAL NUMBER OF SHARES OUTSTANDING:       2,872,500 COMMON SHARES

TOTAL NUMBER OF SHARES                    2,872,500
ENTITLED TO VOTE:

DESIGNATION OF CLASS ENTITLED TO                NONE
VOTE AS A CLASS (if any):

NUMBER OF SHARES OF SUCH CLASS (if any):        NONE

NAME OF CORPORATION:                      GOLDENACCESS.COM, INC.

TOTAL NUMBER OF SHARES OUTSTANDING:       4,050

TOTAL NUMBER OF SHARES                    4,050
ENTITLED TO VOTE:




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DESIGNATION OF CLASS ENTITLED TO                NONE
VOTE AS A CLASS (if any):

NUMBER OF SHARES OF SUCH CLASS (if any):        NONE

                                   ARTICLE SIX

      As to each corporation, the shareholders of which were required to vote for approval, the number of shares voted for and against the plan, respectively, and the number of shares of any class entitled to vote as a class voted for and against the plan, are:

NAME OF CORPORATION:                      CTG

TOTAL SHARES VOTED FOR:                   2,872,500

TOTAL SHARES VOTED AGAINST:               NONE

CLASS:                                    NONE

SHARES VOTED FOR:                         NONE

SHARES VOTED AGAINST:                     NONE

NAME OF CORPORATION:                      GOLDENACCESS.COM, INC.

TOTAL SHARES VOTED FOR:                   4,050

TOTAL SHARES VOTED AGAINST:               NONE

CLASS:                                    NONE

SHARES VOTED FOR:                         NONE

SHARES VOTED AGAINST:                     NONE

                                  ARTICLE SEVEN

      The plan of merger was authorized, adopted and approved by unanimous written consent of the Board of Directors and of the shareholders entitled to vote thereto of CTG as required by the General Corporation Act of Florida.

      The plan of merger was authorized, adopted and approved by the unanimous written consent of the Board of Directors and the shareholders entitled to vote thereon of GAC, as required by the Florida Business Corporation Act.


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      All  provisions  of the laws of the  State of  Florida  applicable  to the proposed merger have been complied with.

                                  ARTICLE EIGHT

      The principal office in Florida of CTG is:

            3 Commerce Blvd.
            Palm Coast, Florida  32164

      The registered office in Florida of GAC is:

            1440 Kennedy Causeway, #301,  Miami, Florida   33141

                                  ARTICLE NINE

      It is agreed that, upon and after the issuance of a certificate of merger by the Florida Department of State:

      1. The surviving corporation may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Florida which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Florida against the surviving corporation;

      2. The Florida Department of State shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceeding; the addresses to which the service of process in any such proceeding shall be mailed are set out in Article Eight above.

      3. The surviving corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Florida which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of the Florida Business Corporation Act, with respect to the rights of dissenting shareholders.

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      IN WITNESS WHEREOF each of the undersigned  corporations  has caused these articles of merger to be executed in its name by its president or vice-president and secretary or assistant secretary, as of the Twenty Sixth day of August, 1999.

GOLDENACCESS.COM, INC.              GOLDENACCESS.COM, INC.
By:                                       Attest By:


-----------------------------------       -----------------------------------
Clifford Pierce, President                                        ,Secretary


CathTech Group, Inc.                      CathTech Group, Inc.
By:                                 Attest By:


-----------------------------------       -----------------------------------
Alan Rabin, President & CEO                                       , Secretary